   As Filed with the Securities and Exchange Commission on September 8, 1997
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               __________________

                                 TUBOSCOPE INC.
             (Exact name of Registrant as specified in its charter)

               California                                  76-0252850
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                               __________________

                                2835 Holmes Road
                           Houston, Texas  77051-1023
          (Address of Principal Executive Offices including Zip Code)

   AMENDED AND RESTATED STOCK OPTION PLAN FOR KEY EMPLOYEES AND DIRECTORS OF
                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                            (Full title of the plan)
                               __________________

          JAMES F. MARONEY, III                         Copy to:
      Vice President, Secretary and               PATRICK T. SEAVER, ESQ.
             General Counsel                         LATHAM & WATKINS
             TUBOSCOPE INC.               650 Town Center Drive, Twentieth Floor
            2835 Holmes Road                   Costa Mesa, California 92626
       Houston, Texas  77051-1023                     (714) 540-1235
             (713) 799-5100
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                               __________________
- --------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                       Proposed Maximum        Proposed Maximum
  Title of Securities to be        Amount to be       Offering Price Per      Aggregate Offering           Amount of
          Registered              Registered (1)           Share (2)               Price (2)           Registration Fee
- -----------------------------------------------------------------------------------------------------------------------
Common Stock..................        97,152               $28 2/32              $2,726,328                 $826.16
- -----------------------------------------------------------------------------------------------------------------------

(1) The Amended and Restated Stock Option Plan for Key Employees of Tuboscope Vetco International Corporation (the "Plan") authorizes the issuance of a maximum of 1,799,000 shares of common stock, $.01 par value, of Tuboscope Inc., formerly known as Tuboscope Vetco International Corporation, (the "Company") (the "Common Stock"), of which 97,152 shares are being registered hereunder. All of the 97,152 shares being registered hereunder are subject to outstanding options granted under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the last sale price of the Common Stock in the over-the-counter market, as reported on the Nasdaq National Market, on September 4, 1997.
- --------------------------------------------------------------------------------
Proposed sale to take place as soon after the effective date of the Registration
           Statement as options granted under the Plan are exercised.

                            Exhibit Index on Page 6

                     Registration of Additional Securities

     By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on October 12, 1990, Registration File No. 33-37252 (the "First Registration Statement"), the Company previously registered 156,033 shares of the Common Stock of the Company reserved for issuance from time to time in connection with the Plan. By a Registration Statement on Form S-8 filed with the Commission on January 10, 1992, Registration File No. 33-45002 (the "Second Registration Statement"), the Company previously registered an additional 442,967 shares of the Common Stock of the Company reserved for issuance from time to time in connection with the Plan. By a Registration Statement on Form S-8 filed with the Commission on November 24, 1993, Registration File No. 33-72150 (the "Third Registration Statement" and together with the First Registration Statement and the Second Registration Statement, the "Prior Registration Statements"), the Company previously registered an additional 800,000 shares of the Common Stock of the Company reserved for issuance from time to time in connection with the Plan. In June of 1995 the Company's shareholders authorized the amendment and restatement of the Plan to increase the number of shares of Common Stock issuable thereunder to 1,799,000. Subsequently, the Plan was superceded by the 1996 Equity Participation Plan of Tuboscope Vetco International Corporation, however, 97,152 shares are subject to presently outstanding options granted under the Plan that are not subject to a prior Registration Statement. Recently the Plan was amended to provide that the number of shares of Common Stock issuable thereunder is 1,799,000. Under this Registration Statement, the Company is registering the additional 97,152 shares of the Common Stock issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     The following documents filed with the Commission are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed by the Company with the Commission;

          (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed by the Company with the Commission; and

          (c) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed by the Company with the Commission; and

          (d) The description of the Company's Common Stock set forth in the Form 8-A Registration Statement (File No. 0-18312), declared effective by the Commission on March 12, 1990, including any subsequently filed amendments and reports updating such description.

     In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits
         --------

     See Index to Exhibits on page 6.

Item 9.  Undertakings
         ------------

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 28th day of August, 1997.

                                       TUBOSCOPE INC.,
                                       a Delaware corporation


                                       By:  /s/ JAMES F. MARONEY, III
                                          --------------------------------------
                                                James F. Maroney, III
                                          Vice President, General Counsel and
                                                      Secretary

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints James F. Maroney, III, and Joseph C. Winkler, or either on of them, as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                         Date
- ---------                           -----                                         ----
/s/ L.E. SIMMONS                    Chairman of the Board                         August   25, 1997
- ---------------------------------
L.E. Simmons

/s/ JOHN F. LAULETTA                President, Chief Executive Officer and        August   25, 1997
- ---------------------------------   Director
John F. Lauletta

/s/ JOSEPH C. WINKLER               Executive Vice President, Chief Financial     August   25, 1997
- ---------------------------------   Officer and Treasurer
Joseph C. Winkler

/s/ MARTIN I. GREENBURG             Vice President, Controller                    August   25, 1997
- ---------------------------------
Martin I. Greenburg

/s/ JEROME R. BAIER                 Director                                      August   22, 1997
- ---------------------------------
Jerome R. Baier

/s/ J.S. DICKSON LEACH              Director                                      August   25, 1997
- ---------------------------------
J.S. Dickson Leach

/s/ ERIC L. MATTSON                 Director                                      August   25, 1997
- ---------------------------------
Eric L. Mattson

/s/ MARTIN R. REID                  Director                                      August   25, 1997
- ---------------------------------
Martin R. Reid

                               INDEX TO EXHIBITS

  EXHIBIT
  -------
    4.1   Fifth Amendment to the Stock Option Plan for Key Employees and Directors of
          Tuboscope Vetco International Corporation

    4.2   Amended and Restated Stock Option Plan for Key Employees and Directors of
          Tuboscope Vetco International Corporation.  Previously filed by the Company in
          Registration No. 33-72150 and incorporated herein by reference.

    4.3   Form of Incentive Stock Option Agreement.  Previously filed by the Company in
          Registration No. 33-72150 and incorporated herein by reference.

    4.4   Form of Non-Qualified Stock Option Agreement.  Previously filed by the Company in Registration No. 33-72150 and incorporated herein by reference.

    5.1   Opinion of Latham & Watkins

   23.1   Consent of Latham & Watkins (included in Exhibit 5.1).

   23.2   Consent of Ernst & Young LLP

   24     Power of Attorney (included on the signature page to this Registration
          Statement).